Exhibit 2.01

Resource Extraction Payment Report
This exhibit to Form SD presents payments made by Newmont Corporation, a Delaware corporation and its subsidiaries (collectively, “Newmont,” “we,” “us,” or the “Company”) to the United States (U.S.) federal government and foreign governments for the purpose of the commercial development of minerals during the year ended December 31, 2025. The information within this report, including this exhibit, has been prepared and is presented in accordance with the requirements of Section 13(q) of the Securities Exchange Act of 1934, as amended, and Rule 13q-1 and Form SD promulgated thereunder (collectively, the “Rules”).
Payments are disclosed on a cash basis and only payments of the types defined by the Rules made by Newmont during the reporting period are presented. All payments are reported in U.S. dollars (“USD”). Payments that were made in currencies other than in USD have been converted to USD using the applicable exchange rates during 2025. Projects disclosed below correspond to the reportable segments presented in our 2025 Annual Report on Form 10-K, except where otherwise noted. Entity level payments, that are not attributable to a reportable segment, are reported within the non-operating segment of Corporate and Other. Countries and political subnational jurisdictions are designated by ISO 3166 country and subdivision codes. Because the scope and basis for preparation of this exhibit to Form SD is in accordance with the Rules, amounts reported herein may be different from disclosures in Newmont's other publicly available reports, including those found within Newmont’s reports filed with the U.S. Securities and Exchange Commission.

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
PAYMENTS OVERVIEW (1)

Country	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid
Argentina	$27,684	$26,497	$68	$—	$—	$1,852	$56,101
Australia	775,761	133,569	13,504	460	139	—	923,433
Canada	82,276	15,964	2,081	372	3,770	—	104,463
Chile	—	—	920	—	—	—	920
Ghana	666,703	273,484	7,099	10,017	31,193	—	988,496
Guatemala	—	—	—	132	—	—	132
Mexico	381,753	6,688	2,118	646	—	111	391,316
Papua New Guinea	157,216	47,450	356	—	8,833	—	213,855
Peru	261,141	93,202	7,995	—	—	—	362,338
Suriname	50,180	48,003	—	—	—	—	98,183
United States of America	10,000	—	1,259	—	—	—	11,259
Total	$2,412,714	$644,857	$35,400	$11,627	$43,935	$1,963	$3,150,496
____________________________
(1)Newmont did not make any production entitlement or dividend payments reportable under the Rules. Accordingly, those categories have been excluded from all tables in this exhibit.

ARGENTINA

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Government of Argentina - Tax Authority	ARS	$27,684	$18,083	$68	$—	$—	$—	$45,835
Government of the Province of Santa Cruz - General Secretary of Government (Secretaria General de Gobierno)	ARS	—	8,414	—	—	—	—	8,414
Municipality of Perito Moreno	ARS	—	—	—	—	—	1,852	1,852
		$27,684	$26,497	$68	$—	$—	$1,852	$56,101

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Cerro Negro - Gold/Underground/AR-Z	$27,684	$26,497	$68	$—	$—	$1,852	$56,101

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
AUSTRALIA

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Blayney Shire Council	AUD	$—	$—	$3,594	$161	$46	$—	$3,801
Cabonne Council	AUD	—	—	1,002	—	93	—	1,095
Government of Australia - Australian Tax Office	AUD	653,027	—	—	—	—	—	653,027
Government of New South Wales - Biodiversity Conservation Trust	AUD	—	—	304	—	—	—	304
Government of New South Wales - Department of Primary Industries and Regional Development	AUD	—	—	—	138	—	—	138
Government of New South Wales - Department of Regional New South Wales (NSW)	AUD	—	—	1,498	—	—	—	1,498
Government of New South Wales - Department of Water and Environmental Regulation	AUD	—	—	178	—	—	—	178
Government of New South Wales - Revenue New South Wales (NSW)	AUD	2,300	72,749	—	—	—	—	75,049
Government of Northern Territory - Northern Territory Treasury	AUD	119,829	—	—	—	—	—	119,829
Government of Northern Territory - Receiver of Territory Monies	AUD	—	—	825	—	—	—	825
Government of Western Australia - Department of Mines and Petroleum	AUD	—	57,683	1,846	—	—	—	59,529
Government of Western Australia - Department of Mines, Industry Regulation and Safety	AUD	—	3,137	53	—	—	—	3,190
Government of Western Australia - Department of Water and Environmental Regulation	AUD	—	—	373	—	—	—	373
Government of Western Australia - Office of State Revenue	AUD	392	—	—	—	—	—	392
Orange City Council	AUD	—	—	141	161	—	—	302
Shire of Boddington	AUD	—	—	2,901	—	—	—	2,901
State Government of Queensland - Charters Towers Regional Council	AUD	—	—	120	—	—	—	120
State Government of Queensland - Commissioner of State Revenue	AUD	213	—	—	—	—	—	213
State Government of Queensland - Department of Environment, Tourism, Science, and Innovation	AUD	—	—	131	—	—	—	131
State Government of Queensland - Department of Natural Resources and Mines, Manufacturing, and Regional and Rural Development	AUD	—	—	127	—	—	—	127
State Government of Queensland - Financial Provisioning Scheme	AUD	—	—	411	—	—	—	411
		$775,761	$133,569	$13,504	$460	$139	$—	$923,433

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Boddington - Gold, Copper/Open Pit/AU-WA	$108,897	$57,683	$5,121	$—	$—	$—	$171,701
Cadia - Gold, Copper/Underground/AU-NSW	2,300	72,749	6,716	460	139	—	82,364
Tanami - Gold/Underground/AU-NT	119,828	—	344	—	—	—	120,172
Telfer - Gold, Copper/Open Pit, Underground/AU-WA (1)	—	3,137	—	—	—	—	3,137
Entity Level Payments	544,736	—	1,323	—	—	—	546,059
	$775,761	$133,569	$13,504	$460	$139	$—	$923,433
____________________________
(1)On December 4, 2024, Newmont completed the sale of its 100% interest in the Telfer operation to Greatland Gold Plc. The amount reported in this line represents royalty obligations accrued prior to the sale that were settled by Newmont subsequent to the divestiture.

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
CANADA

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Apitipi Anicinapek Nation	CAD	$—	$283	$—	$—	$—	$—	$283
Brunswick House First Nation	CAD	—	2,359	—	—	—	—	2,359
Cat Lake First Nation	CAD	—	260	—	1	—	—	261
Chapleau Cree First Nation	CAD	—	2,311	—	—	—	—	2,311
Chapleau Ojibwe First Nation	CAD	—	2,293	—	—	—	—	2,293
City of Timmins	CAD	696	—	35	—	3,770	—	4,501
Cree Nation Government	CAD	—	147	—	—	—	—	147
District of Stewart	CAD	117	—	—	—	—	—	117
Flying Post First Nation	CAD	—	283	—	—	—	—	283
Government of British Columbia	CAD	—	—	135	—	—	—	135
Government of British Columbia - Ministry of Finance	CAD	16,074	—	585	—	—	—	16,659
Government of Canada - Canada Revenue Agency	CAD	7,836	—	—	—	—	—	7,836
Government of Ontario - Ministry of Finance	CAD	31,899	—	—	—	—	—	31,899
Government of Ontario - Ministry of Northern Development and Mines	CAD	120	—	—	—	—	—	120
Government of Quebec - Gestion des titres miniers	CAD	—	—	129	—	—	—	129
Government of Quebec - Ministry of Revenue	CAD	25,480	—	—	—	—	—	25,480
Government of Yukon - Department of Environment	CAD	54	—	—	109	—	—	163
Kingfisher Lake First Nation	CAD	—	260	—	—	—	—	260
Matachewan First Nation	CAD	—	283	—	—	—	—	283
Mattagami First Nation	CAD	—	283	—	—	—	—	283
North Caribou Lake First Nation	CAD	—	370	—	—	—	—	370
Tahltan Central Government	CAD	—	—	1,197	93	—	—	1,290
Tahltan Central Government - Tahltan Heritage Trust	CAD	—	6,429	—	169	—	—	6,598
Windigo First Nations Council	CAD	—	143	—	—	—	—	143
Wunnumin Lake First Nations	CAD	—	260	—	—	—	—	260
		$82,276	$15,964	$2,081	$372	$3,770	$—	$104,463

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Brucejack - Gold/Underground/CA-BC	$10,888	$—	$647	$169	$—	$—	$11,704
Coffee - Gold/Development/CA-YT (1)(2)	54	—	—	109	—	—	163
Éléonore - Gold/Underground/CA-QC (3)	25,481	147	129	—	—	—	25,757
Musselwhite - Gold/Underground/CA-ON (4)	12,283	1,295	—	1	—	—	13,579
Porcupine - Gold/Open Pit, Underground/CA-ON (5)	20,431	8,094	35	—	3,770	—	32,330
Red Chris - Gold, Copper/Open Pit/CA-BC (6)	619	6,428	1,135	93	—	—	8,275
Entity Level Payments	12,520	—	135	—	—	—	12,655
	$82,276	$15,964	$2,081	$372	$3,770	$—	$104,463
____________________________
(1)On October 17, 2025, Newmont completed the sale of its 100% ownership of the Coffee development project to Fuerte Metals Corporation. The amount reported in this line relates to payments made by Newmont prior to the divestiture.
(2)Disclosed as part of Corporate and Other within Newmont’s 2025 Annual Report on Form 10-K.
(3)On February 28, 2025, Newmont completed the sale of its 100% ownership of the Éléonore operation to Dhilmar Ltd. The amount reported in this line relates to payments made by Newmont prior to the divestiture.
(4)On February 28, 2025, Newmont completed the sale of its 100% ownership of the Musselwhite operation to Orla Mining Ltd. The amount reported in this line relates to payments made by Newmont prior to the divestiture.
(5)On April 15, 2025, Newmont completed the sale of its 100% ownership of the Porcupine operation to Discovery Silver Corp. The amount reported in this line relates to payments made by Newmont prior to the divestiture.
(6)Red Chris is a joint venture between Newmont (70%) and Imperial Metals Corporation (30%). As the majority shareholder and operator, the amounts included in this report represent 100% of the payments made by the project.

CHILE

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Federal Government of Chile - Treasury of the Republic (Tesoreria de la Republica)	CLP	$—	$—	$358	$—	$—	$—	$358
Municipality of Las Condes (Municipalidad de Las Condes)	USD	—	—	562	—	—	—	562
		$—	$—	$920	$—	$—	$—	$920

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Entity Level Payments	$—	$—	$920	$—	$—	$—	$920

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
GHANA

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Asutifi North District	GHS	$—	$—	$—	$—	$763	$—	$763
Asutifi South District	USD, GHS	—	—	214	—	30,430	—	30,644
Birim North District Assembly	GHS	—	—	205	—	—	—	205
Government of Ghana - Administration of Stool Land	GHS	—	—	382	—	—	—	382
Government of Ghana - Environmental Protection Agency	GHS	—	—	792	—	—	—	792
Government of Ghana - Forest Commission Minerals Development	GHS	—	983	—	—	—	—	983
Government of Ghana - Internal Revenue Services	USD	666,703	—	—	—	—	—	666,703
Government of Ghana - Mineral Income Investment Fund	USD	—	115,029	—	—	—	—	115,029
Government of Ghana - Minerals Commission	USD, GHS	—	—	4,498	17	—	—	4,515
Government of Ghana - Ministry of Finance	USD	—	157,472	—	—	—	—	157,472
Government of Ghana – Ministry of Lands and Natural Resources	GHS	—	—	—	10,000	—	—	10,000
Government of Ghana - Water Research Institute	GHS	—	—	141	—	—	—	141
Government of Ghana - Water Resources Commission	GHS	—	—	217	—	—	—	217
Tano North Municipal District	GHS	—	—	650	—	—	—	650
		$666,703	$273,484	$7,099	$10,017	$31,193	$—	$988,496

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Ahafo - Gold/Open Pit, Underground/GH-AF (1)	$433,791	$260,917	$6,743	$17	$31,193	$—	$732,661
Akyem - Gold/Open Pit/GH-EP (2)	232,912	12,567	356	—	—	—	245,835
Entity Level Payments	—	—	—	10,000	—	—	10,000
	$666,703	$273,484	$7,099	$10,017	$31,193	$—	$988,496
____________________________
(1)Represents Newmont’s Ahafo North and Ahafo South reportable segments. In October 2025, the Company declared commercial production at Ahafo North resulting in classification as a reportable segment within Newmont’s 2025 Annual Report on Form 10-K.
(2)On April 15, 2025, Newmont completed the sale of its 100% ownership of the Akyem operation to Zijin Mining Co., Ltd. The amount reported in this line relates to payments made by Newmont prior to the divestiture.

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
GUATEMALA

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Municipality of San Miguel Ixtahuacán	GTQ	$—	$—	$—	$132	$—	$—	$132

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Marlin - Gold/Closure Site/GT-SM (1)	$—	$—	$—	$132	$—	$—	$132
____________________________
(1)Disclosed as part of Corporate and Other within Newmont’s 2025 Annual Report on Form 10-K.

MEXICO

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Autonomous University of Zacatecas Foundation (Fundacion Universidad Autonoma de Zacatecas)	MXN	$—	$—	$—	$646	$—	$—	$646
Government of Mexico - Federation Treasury (Tesoreria de la Federacion)	MXN	379,408	6,688	—	—	—	—	386,096
Government of Mexico - Secretary of the Economy (Secretaria de Economia)	MXN	—	—	2,033	—	—	—	2,033
Municipality of Mazapil	MXN	2,345	—	85	—	—	111	2,541
		$381,753	$6,688	$2,118	$646	$—	$111	$391,316

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Peñasquito - Gold, Silver, Lead, Zinc/Open Pit/MX-ZAC	$381,500	$6,688	$2,118	$646	$—	$111	$391,063
Entity Level Payments	253	—	—	—	—	—	253
	$381,753	$6,688	$2,118	$646	$—	$111	$391,316

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
PAPUA NEW GUINEA

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Government of Papua New Guinea - Conservation and Environment Protection Authority	PGK	$—	$—	$326	$—	$—	$—	$326
Government of Papua New Guinea - Internal Revenue Commission	PGK	157,216	—	—	—	—	—	157,216
Government of Papua New Guinea - Mineral Resources Authority	PGK	—	7,371	30	—	—	—	7,401
Kavieng District - Kavieng District Treasury	PGK	—	8,016	—	—	—	—	8,016
Lihir Landholders	PGK	—	8,016	—	—	8,833	—	16,849
Namatanai District - Namatanai District Treasury	PGK	—	8,016	—	—	—	—	8,016
New Ireland Province	PGK	—	4,008	—	—	—	—	4,008
Nimamar Rural Local Level Government	PGK	—	12,023	—	—	—	—	12,023
		$157,216	$47,450	$356	$—	$8,833	$—	$213,855

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Lihir - Gold/Open Pit/PG-NIK	$157,216	$47,450	$356	$—	$8,833	$—	$213,855

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
PERU

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Government of Peru - Agency for Environmental Assessment and Enforcement (Organismo de Evaluación y Fiscalización Ambiental)	PEN	$1,293	$—	$166	$—	$—	$—	$1,459
Government of Peru - Customs and Administration Office (Tax Authority)	PEN	257,866	93,202	—	—	—	—	351,068
Government of Peru - Geological Mining and Metallurgical Institute (Instituto Geológico Minero y Metalúrgico)	PEN, USD	—	—	5,691	—	—	—	5,691
Government of Peru - Ministry of Transport and Communications (Ministerio de Transportes y Comunicaciones)	PEN	—	—	119	—	—	—	119
Government of Peru - National Water Authority (Autoridad Nacional del Agua (ANA))	PEN	—	—	2,019	—	—	—	2,019
Government of Peru - Supervisory Agency for Investment in Mining and Energy (OSINERGMIN)	PEN	1,982	—	—	—	—	—	1,982
		$261,141	$93,202	$7,995	$—	$—	$—	$362,338

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Yanacocha - Gold/Open Pit/PE-CAJ	$261,141	$93,202	$6,898	$—	$—	$—	$361,241
Entity Level Payments	—	—	1,097	—	—	—	1,097
	$261,141	$93,202	$7,995	$—	$—	$—	$362,338

NEWMONT CORPORATION
Resource Extraction Payment Report for the year ended December 31, 2025
(dollars in thousands)
SURINAME

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Government of Suriname	SRD	$50,180	$48,003	$—	$—	$—	$—	$98,183

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Merian - Gold/Open Pit/SR-SI (1)	$50,180	$48,003	$—	$—	$—	$—	$98,183
____________________________
(1)Merian is a joint venture between Newmont (75%) and Staatsolie Maatschappij Suriname N.V. (25%). As the majority shareholder and operator, the amounts included in this report represent 100% of the payments made by the project.

UNITED STATES OF AMERICA

Payee Name	Payment Currency	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Payee
Government of the United States of America - Bureau of Land Management	USD	$—	$—	$507	$—	$—	$—	$507
Government of the United States of America - Environmental Protection Agency	USD	—	—	752	—	—	—	752
Government of the United States of America - Internal Revenue Service	USD	10,000	—	—	—	—	—	10,000
		$10,000	$—	$1,259	$—	$—	$—	$11,259

Project Name - Resource/Method of Extraction/Political Subnational Jurisdiction	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Community and Social Responsibility Payments required by law or contract	Total Amount Paid by Project
Entity Level Payments	$10,000	$—	$1,259	$—	$—	$—	$11,259